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                     [MORRISON & FOERSTER LLP LETTERHEAD]



                                April 30, 1999


Stagecoach Trust
111 Center Street
Little Rock, AR  72201


     Re:  Shares of Beneficial Interest of Stagecoach Trust
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Ladies/Gentlemen:

     We refer to Post-Effective Amendment No. 13 and Amendment No. 15 to the Registration Statement on Form N-1A (SEC File Nos. 33-64352 and 811-7780) (the "Registration Statement") of Stagecoach Trust (the "Trust") relating to the registration of an indefinite number of shares of beneficial interests of the Trust (collectively, the "Shares").

     We have been requested by the Trust to furnish this opinion as Exhibit 10 to the Registration Statement.

     We have examined documents relating to the organization of the Trust and its series and the authorization and issuance of shares of its series. We have also verified with the Trust's transfer agent the maximum number of shares issued by the Trust during the fiscal year ended February 28, 1999.

     Based upon and subject to the foregoing, we are of the opinion that:

     The issuance and sale of the Shares by the Trust has been duly and validly authorized by appropriate action and assuming delivery by sale or in accord with the Trust's dividend reinvestment plan and in accordance with the description set forth in the Trust's current prospectus, under the Securities Act of 1933, as amended, the Shares will be legally issued, fully paid and nonassessable by the Trust.
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Stagecoach Trust
April 30, 1999
Page Two

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

     In addition, we hereby consent to the use of our name and to the reference to the description of advice rendered by our firm under the heading "Counsel" in the Statement of Additional Information, which is included as part of the Registration Statement.

                              Very truly yours,

                              /s/ MORRISON & FOERSTER LLP

                              MORRISON & FOERSTER LLP